LIMITED LIABILITY COMPANY MEMBER INTEREST

PURCHASE & SALE AGREEMENT

THIS LIMITED LIABILITY COMPANY MEMBER INTEREST PURCHASE & SALE AGREEMENT (this “Agreement”) is entered into this 1st day of September, 2016 (“Effective Date”), by and between Vast Exploration, LLC, a Texas limited liability company (the “Seller”), Vast Operations, LLC, a Nevada limited liability company (the "Company"), and JayHawk Energy, Inc., a Nevada corporation (the "Purchaser"). The Seller, Company and Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, Seller is the sole Member of the Company. The Company has One Hundred Percent (100%) of its Member Interests (the “Interests”) issued and outstanding. The Seller owns One Hundred Percent (100%) of Interests, and therefore, One Hundred Percent (100%) of the Company.

WHEREAS, the Seller unanimously consents to the sale, and therefore, the sale is in compliance with Section 8 of the Company’s Operating Agreement.

WHEREAS, Seller proposes to sell and assign to the Purchaser, and the Purchaser proposes to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, all of the limited liability company Interests of the Company owned by Seller “as is”.

WHEREAS, upon the sale and assignment of the Interests pursuant to this Agreement and the Assignment of Interests (the “Assignment”) executed on an even date herewith and attached hereto on Exhibit “A”, the Purchaser will acquire One Hundred Percent (100%) ownership of the Company.

WHEREAS, in addition to the cash consideration to be paid to the Seller, the Purchaser is providing additional consideration in the form of the indirect assumption of approximately $100,000 of the Company’s liabilities.

NOW, THEREFORE, in consideration of the Recitals set forth above and incorporated herein, for good and valuable consideration the receipt of which is hereby acknowledged, and the mutual benefits to be derived from this Agreement and of the respective representations, warranties, agreements, indemnities, and promises contained herein, the Parties, intending to be legally bound, agree as follows:

1.

Sale and Purchase of Limited Liability Company Member Interests. Upon the execution of this Agreement in accordance with the terms and subject to the conditions set forth herein, Seller shall sell, assign, and transfer to the Purchaser, and the Purchaser shall purchase from Seller, all of the Seller’s Interests in the Company (the "Purchased Interests"). The purchase price paid to the Seller for the Purchased Interests shall be $10.00. After giving effect to the sale and purchase under this Section 1 and the execution of this Agreement and corresponding Assignment, the Purchaser shall own all of the Seller’s Interests in the Company and the Seller shall no longer be a Member or hold any Interests or ownership of any kind in the Company.

2.

Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place upon the simultaneous execution of this Agreement and the corresponding Assignment. At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, the Parties to this Agreement shall take the following actions, which deliveries and actions shall be deemed to have occurred simultaneously and to constitute the Closing hereunder:

Vast Operations, LLC – Limited Liability Company Member Interest Purchase & Sale Agreement

2.1.

The Seller shall execute and deliver the Assignment of the Purchased Interests to the Purchaser;

2.2.

The Purchaser shall pay Seller the respective purchase price described above by check in immediately available funds.

Closing shall not be deemed to have occurred until each of the deliveries and actions described in this Section 2 has occurred and any other conditions set forth in the Agreement have been satisfied or waived by the Party entitled to the benefit thereof.

3.

Representations and Warranties of Purchaser. As an inducement to Seller to enter in this Agreement, the Purchaser represents, warrants and agrees to and with Seller as follows:

3.1.

Brokers. No broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Purchaser.

3.2.

Securities Law Compliance. The Purchaser acknowledges that the sale of the Interests is intended to be exempt from registration pursuant to Section 4(a)(2) the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser understands and agrees that it can only sell or otherwise transfer the Purchased Interests or any portion thereof in accordance with the provisions of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration thereunder and otherwise in a manner which does not violate the securities laws of any state.

3.3.

Purchase for Own Account. The Purchaser is acquiring the Purchased Interests for the Purchaser's own account, for investment and not with a view to, or for the resale, distribution, or fractionalization thereof, in whole or in part, and no other Person has any direct or indirect beneficial interest in the Purchased Interests of the Company, other than as contemplated by the Purchaser’s Bylaws or by the Operating Agreement of the Company.

4.

Survival of Representations and Warranties. The covenants, agreements, indemnification obligations, representations, and warranties of each of the Parties hereto shall survive the Closing until the expiration of the applicable statute of limitations.

5.

Release.  Purchaser agrees to and does hereby fully and completely forever release, hold harmless, indemnify and discharge Seller from any and all causes of action, damages, disputes, claims, debts, liabilities, sums of money, accounts, and demands of any kind whatsoever, whether known or unknown, and whether existing now or arising in the future arising out of or related to the ownership of the Purchased Interests.

6.

Amendments. No amendment, modification, or waiver of any provision of this Agreement, or consent to any departure from the terms of this Agreement by any party hereto shall be effective unless the same shall be in writing and signed by all the Parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.

Notices. All notices, requests, claims, demands, and other communications provided for or permitted hereunder shall be in writing (including electronic communication), mailed (registered, airmail postage and charges prepaid), or delivered personally. All such notices and communications shall, when mailed or telecopied, be effective when received at the relevant address.

Vast Operations, LLC – Limited Liability Company Member Interest Purchase & Sale Agreement

8.

No Waiver; Remedies. No failure on the part of any Party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

10.

Severability. Each provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

11.

Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and, when taken together, shall constitute one agreement.

12.

Consent to Jurisdiction. The Parties each irrevocably: (i) submit to the jurisdiction of the State of Nevada and the district courts located in Clark County for any action arising out of this Agreement, (ii) agree that all claims in such action may be decided in such court, (iii) waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum, and (iv) consent to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any Party to serve legal process in any manner permitted by law or shall affect its right to bring any action in any other court.

13.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the law that might otherwise govern under applicable principles of conflict of laws thereof.

14.

Headings. The various Article, Section, and Paragraph headings in this Agreement are included herein for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and shall not be considered in interpreting this Agreement.

15.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.

Arbitration.  Any issue, controversy, or claim arising out of or related to this Agreement or its alleged breach that cannot be resolved by mutual agreement shall be resolved exclusively by binding arbitration in accordance with the commercial arbitration rules of the AAA, and judgment on the award rendered by the panel may be entered by any court having jurisdiction thereof. The arbitrator shall be selected by mutual agreement of the Parties, if possible. If the Parties fail to reach agreement upon appointment of the arbitrator within thirty (30) days after a demand for arbitration is made, the arbitrator shall be selected from a list of proposed arbitrators submitted by AAA with experience in complex business transactions. The selection process shall be set forth in the AAA commercial arbitration rules then prevailing. Any arbitration will be held in a location mutually acceptable to the Parties, otherwise if no agreement can be reached as to location, will be done in the venue listed in Section 12 above.

17.

Entire Agreement. This Agreement, including the Assignment executed herewith, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof and

Vast Operations, LLC – Limited Liability Company Member Interest Purchase & Sale Agreement

supersede all prior agreements, representations, warranties and understandings between or among the Parties with respect to such subject matter.

18.

Counsel to the Company. The Parties acknowledge that the legal counsel for the Purchaser, Company and the Seller is one in the same and that the Parties have waived any potential conflict of interest created by this Agreement. Furthermore, each Party warrants that they have been advised of the potential conflict of interest and that legal counsel has advised them that they are free to have this Agreement reviewed by legal counsel of their choosing prior to signing or have waived that right.

19.

Further Assurances. Each of the Parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

20.

Operating Agreement Restrictions. The Parties acknowledge that the Operating Agreement contains certain restrictions on transfer of the Purchased Interests and the admission of Members and that it is the intent of the Parties to comply with the Operating Agreement. The Seller has provided its unanimous written consent to the sale and therefore has complied with Section 8 of the Company’s Operating Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

[SELLER]

/s/ Scott Mahoney

_____________________________

Vast Exploration, LLC

By: Scott Mahoney

Its: Manager

[COMPANY]

/s/ Scott Mahoney

_____________________________

Vast Operations, LLC

By: Scott Mahoney

Its: Manager

[PURCHASER]

/s/ Scott Mahoney

_____________________________

JayHawk Energy, Inc.

By: Scott Mahoney

Its: CEO

Vast Operations, LLC – Limited Liability Company Member Interest Purchase & Sale Agreement

EXHIBIT A

ASSIGNMENT OF INTERESTS

KNOW ALL MEN BY THESE PRESENTS THAT, Vast Exploration, LLC, a Texas limited liability company ("Seller"), hereby warrants to JayHawk Energy, Inc., a Nevada corporation (the "Purchaser"), that it is a Member and the owner of One Hundred Percent (100%) of the Member Profits Interests of Vast Operations, LLC, a Nevada limited liability company (the "Company").

THAT for good and valuable consideration, receipt of which is hereby acknowledged, Seller does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, and confirm its One Hundred Percent (100%) Member Profits Interests ownership in the Company (the "Purchased Interests") unto the Purchaser, its successors and assigns, and the Purchaser hereby accepts from Seller the Purchased Interests in the Company “as is”.

TO HAVE AND TO HOLD the same unto the Purchaser, forever.

THIS Assignment is delivered in accordance with the Limited Liability Company Member Interest Purchase & Sale Agreement, dated September 1, 2016, of which Seller and the Purchaser are Parties and is subject to the terms and conditions thereof.

INTENDING TO BE BOUND, Seller has caused this Assignment to be duly executed as of the 1st day of September, 2016.

[SELLER]

/s/ Scott Mahoney

___________________________

Vast Exploration, LLC

By: Scott Mahoney

Its: CEO

Vast Operations, LLC – Limited Liability Company Member Interest Purchase & Sale Agreement